EXHIBIT 99


FOR IMMEDIATE RELEASE                   PATRIOT BANK CORP.
                                        www.patriotbank.com
July 22, 2003

CONTACT:
     Richard A. Elko          James G. Blume
     President & C.E.O.       Senior V.P. & C.F.O.
     610-970-4627             610-970-4623

================================================================

                   Patriot Bank Corp. Announces
         Increase in Diluted Earnings Per Share of Over 14%


     Pottstown, PA, July 22, 2003 . . . Patriot Bank Corp. (NASDAQ: PBIX), parent company of Patriot Bank, today announced record earnings for the second quarter 2003 of $2,151,000 or $.32 per diluted share, compared to earnings of $1,980,000 or $.28 per diluted share for the second quarter of 2002. Year-to-date earnings were $4,251,000 or $.63 per diluted share for 2003, compared to year-to-date earnings of $3,820,000 or $.55 per diluted share for 2002.

     In addition to an increase of over 14% in diluted earnings per share, highlights of the quarter include:

     -  Annualized core deposit growth of over 35%

     -  Net interest margin of 3.50%

     -  Non-interest income up 71% over second quarter 2002

     -  Non-interest income increased to 29% of total income

     -  Return on average equity 12.43%

     -  Non-performing assets decreased to .45% of total assets

     -  Loan loss reserves to total loans increased to 1.23%

     - Patriot Bank designated a "preferred lender" by the Small Business Administration (SBA)

     - Completed the transition of Whitehall, Pa., supermarket office to full-service office

     - Opened temporary office in Spring Township, Pa., in advance of a full-service office later this year

     -  Payment of 10% special stock dividend on April 25, 2003

     -  Named to Russell 3000(R) Index

     "The second quarter was another very productive quarter for Patriot. We continued to make significant progress investing in the company's future, while achieving continued strong financial results," said Richard A. Elko, President and Chief Executive Officer.

     Patriot's net interest margin was 3.50% and 3.59% for the second quarter and year-to-date 2003, respectively, compared to 3.53% and 3.32% for the second quarter and year-to-date 2002, respectively. "We experienced some contraction this quarter in net interest margin due to continued low market rates. We expect that margin will expand somewhat in the third quarter, 2003," continued Elko.

     Second quarter 2003 earnings included a provision for credit losses of $900,000, bringing the 2003 year-to-date total to $2,000,000, compared to second quarter 2002 of $1,000,000 and $1,675,000 year-to-date 2002, respectively. Patriot's percentage of non-performing assets to total assets improved to ..45% at June 30, 2003, compared to .67% at December 31, 2002. Patriot's percentage of all loans delinquent 30 days or more to total loans also improved to 1.44% at June 30, 2003, compared to 1.58% at December 31, 2002. "Despite a challenging economy, Patriot has reduced its non-performing assets in the first and second quarters," said Elko.

     Non-interest income was $3,088,000 and $5,734,000 for the second quarter and year-to-date 2003, respectively, compared to $1,803,000 and $3,464,000 for the second quarter and year-to-date 2002, respectively. "Contributing to the increase in non-interest income has been Patriot's recently formed SBA Department. During the quarter Patriot was designated as a preferred lender by the SBA which enables Patriot to more expeditiously originate and more efficiently administer SBA loans," said Elko.

     Non-interest expense was $6,980,000 and $13,661,000 for the second quarter and year-to-date 2003, respectively, compared to $5,487,000 and $10,820,000 for the second quarter and year-to-date 2002, respectively. The increase in non-interest expense is primarily due to increases in staffing associated with Patriot's two wealth management acquisitions in January 2003 and with Patriot's new community banking offices, Chester County lenders and the enhancement of Patriot's Cash Management Division. "Patriot's efficiency ratio was 62.05% for the second quarter 2003, which is slightly higher than goal. We will continue to work to bring this ratio under 60%," said Elko.

     Net loans at June 30, 2003, were $585,386,000, compared to $611,295,000 at December 31, 2002. Total loans decreased as a result of residential mortgage loan prepayments. Commercial loans continue to show growth but at a slower rate than in prior quarters. "We have been very judicious with our loan pricing and resisted adding a significant amount of loans to the balance sheet at very low rates," continued Elko.

     Deposits were $605,738,000 at June 30, 2003, compared to $519,120,000 at December 31, 2002. The cost of deposits was 2.19% for the second quarter 2003. Core deposits (checking, savings and money market accounts) were $338,591,000 at June 30, 2003, compared to $287,569,000 at December 31, 2002. This represents an annualized growth in core deposits of over 35%. The strong growth in core deposits has allowed Patriot to reduce higher-costing certificates of deposit and continue with reductions in wholesale funding.

     Previously, Patriot announced its branching plans through 2004. Those plans included one new location in Berks County, Pa., and the relocation of three existing offices in Pennsylvania's Lehigh Valley in 2003, as well as two new locations in Chester County, Pa., in 2004. "We completed the transition of our supermarket office in Whitehall, Pa., when the full-service office was opened on July 14, 2003. We experienced strong deposit growth through the transition of approximately $12,000,000. We also opened a temporary office in Spring Township, Pa., on May 14, 2003. The construction of our permanent community banking office in Spring Township is expected to be completed by year end," concluded Elko.

     Patriot held its annual shareholder meeting during the second quarter on April 24, 2003. At that meeting Russell J. Kunkel was re-elected as director of the company and KPMG, LLP was ratified as Patriot's independent auditors for year ended December 31, 2003. "It was a pleasure presiding over our annual shareholder meeting and very gratifying to see in person the tremendous support we have received from our shareholders," said James B. Elliott, Chairman of the Board.

     Patriot is a $1 billion financial services company operating 20 banking and lending offices in southeastern
Pennsylvania. The closing price of Patriot's common stock was $18.10 on July 21, 2003.

     In addition to historical information, this information may contain "forward-looking statements" which are made in good faith by Patriot Bank Corp. ("Patriot"), pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Patriot's strategies, goals, beliefs, expectations, estimates, intentions, financial condition, results of operations, future performance and business of Patriot. Statements preceded by, followed by or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," " expect," "anticipate," "estimate," " intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Patriot's control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Patriot's financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Patriot cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact that any future acquisition may have on Patriot and any such forward-looking statement. Patriot does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by or on behalf of Patriot.



               Patriot Bank Corp. and Subsidiaries
                   CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share data)

Assets                                               June 30, 2003   December 31, 2002
                                                     -------------   -----------------
Cash and cash due from banks                            $19,801           $15,741
Interest earning deposits in other financial
  institutions                                            1,082             1,098
                                                     ----------          --------
     Total cash and cash equivalents                     20,883            16,839

Investment and mortgage backed securities
  available for sale - at fair value                    342,243           315,868

Loans held for sale                                       5,311             4,314
Loans and leases receivable, net of allowance for
  credit loss of $7,341 and $6,922 at June 30, 2003
  and December 31, 2002, respectively                   585,386           611,295
Premises and equipment                                    9,468             7,612
Accrued interest                                          3,686             3,946
Real estate owned and other repossessed property            474               404
Cash surrender value life insurance                      18,615            18,208
Goodwill                                                 11,442             8,777
Amortizing intangible assets                              3,638             3,137
Other assets                                              4,735             4,743
                                                     ----------          --------
     Total Assets                                    $1,005,881          $995,143
                                                     ==========          ========

Liabilities and Stockholders' Equity

Deposits                                             $  605,738          $519,120
FHLB advances and federal funds                         257,828           368,173
Repurchase agreements                                    42,931            14,210
Advances from borrowers for taxes and insurances          2,489             2,208
Trust preferred debt securities                          20,500            20,500
Other liabilities                                         6,877             4,987
                                                     ----------          --------

    Total liabilities                                   936,363           929,198

Stockholders' equity

Preferred stock. $.01 par value, 5,000,000 shares
  authorized, none issued at June 30, 2003 and
  December 31, 2002, respectively                             -                 -
Common stock. no par value, 20,000,000 shares
  authorized, 7,216,480 and 7,216,480 shares
  issued at June 30, 2003 and December 31, 2002,
  respectively                                                -                 -
Additional paid in capital                               68,430            57,611
Common stock acquired by ESOP, 325,224 and
  339,364 shares at cost at June 30, 2003 and
  December 31, 2002, respectively                        (1,604)           (1,638)
Common stock acquired by MRP, 6,929 and 9,051
  shares at amortized cost at June 30, 2003 and
  December 31, 2002, respectively                           (76)              (98)
Retained earnings                                         5,934            13,855
Treasury stock acquired, 544,171 and 516,174
  shares at cost at June 30, 2003 and December 31,
  2002, respectively                                     (7,102)           (6,441)
Accumulated other comprehensive income                    3,936             2,656
                                                     ----------          --------

     Total stockholders' equity                          69,518            65,945
                                                     ----------          --------

     Total Liabilities and Stockholders' Equity      $1,005,881          $995,143
                                                     ==========          ========



                Patriot Bank Corp. and Subsidiaries
                 CONSOLIDATED STATEMENTS OF INCOME
               (in thousands, except per share data)

                                  Quarter Ended    Quarter Ended    Year to Date    Year to Date
Interest Income                       6/30/03          6/30/02          6/30/03         6/30/02
                                   -------------    -------------    ------------    ------------
Interest-earning deposits            $     4          $    12          $    10         $     60
Investment and mortgage-backed
  securities                           4,053            4,370            8,249            8,781
Loans and leases                      10,643           12,433           21,773           24,931
                                     -------          -------          -------          -------
     Total Interest Income            14,700           16,815           30,032           33,772
                                     -------          -------          -------          -------
Interest Expense

Deposits                               3,238            3,615            6,378            7,898
Short-term borrowings                    478            1,128            1,278            2,255
Long-term borrowings                   3,557            4,806            7,173            9,577
                                     -------          -------          -------          -------
     Total Interest Expense            7,273            9,549           14,829           19,730
                                     -------          -------          -------          -------
     Net Interest Income               7,427            7,266           15,203           14,042

Provision for credit losses              900            1,000            2,000            1,675
                                     -------          -------          -------          -------
Net Interest Income After Provision
  for Credit Losses                    6,527            6,266           13,203           12,367

Non-Interest Income

Service fees on deposits                 918              648            1,780            1,249
Fees on loans and leases                 441              241              867              594
Investment gains/(losses)                376              134              932              134
Gains on sale of loans and leases        746              486            1,449              797
BOLI                                     202              225              413              459
Patriot Advisors' commissions            502               88              980              211
Other non-interest income                 39              (19)              38               20
Loss on the disposition of borrowings   (136)               -             (725)               -
                                     -------          -------          -------          -------
     Total Non-Interest Income         3,088            1,803            5,734            3,464
                                     -------          -------          -------          -------

Non-Interest Expense

Salaries and employee benefits         4,064            2,985            7,967            5,962
Occupancy and equipment                1,074              956            2,164            1,997
Professional services                    278              414              603              631
Advertising                              173              205              337              332
Deposit processing                       294              288              583              534
Amortization of intangible assets        149              121              270              243
Office supplies & postage                226              189              435              359
Other operating expenses                 722              329            1,302              762
                                     -------          -------          -------          -------
     Total Non-Interest Expense        6,980            5,487           13,661           10,820
                                     -------          -------          -------          -------
     Income Before Income Taxes        2,635            2,582            5,276            5,011
                                     -------          -------          -------          -------
Federal & state income taxes             484              602            1,025            1,191
                                     -------          -------          -------          -------
Net Income                           $ 2,151          $ 1,980          $ 4,251          $ 3,820
                                     =======          =======          =======          =======

Earnings Per Share Basic             $  0.34          $  0.30          $  0.67          $  0.58
Earnings Per Share Diluted           $  0.32          $  0.28          $  0.63          $  0.55
Dividends Per Share                  $0.1200          $0.0909          $0.2291          $0.1795



                        Patriot Bank Corp.
                          Quarterly Data
                          (in thousands)

                                 Quarter Ended   Quarter Ended   Quarter Ended   Quarter Ended   Quarter Ended
                                      6/30/03         3/31/03         12/31/02        9/30/02         6/30/02
                                 -------------   -------------   -------------   -------------   -------------
Interest income                       $14,700         $15,332          $15,759        $16,583         $16,815
Interest expense                        7,273           7,556            8,166          8,962           9,549
                                      -------         -------          -------        -------         -------
Net interest income                     7,427           7,776            7,593          7,621           7,266
Provision for credit losses               900           1,100            1,200          1,200           1,000
                                      -------         -------          -------        -------         -------
Net interest income after
  provision for credit losses           6,527           6,676            6,393          6,421           6,266

Non-interest income                     3,088           2,646            1,793          1,985           1,803

Non-interest expense
  Other operating expense               6,831           6,560            5,822          5,780           5,366
  Amortization of intangibles             149             121              121            121             121
                                      -------         -------          -------        -------         -------
    Total non-interest expense          6,980           6,681            5,943          5,901           5,487

Pre-tax income                          2,635           2,641            2,243          2,505           2,582
Income tax expense                        484             541              377            493             602
                                      -------         -------          -------        -------         -------
    Net income                        $ 2,151         $ 2,100          $ 1,866        $ 2,012         $ 1,980
                                      =======         =======          =======        =======         =======

Basic earnings per share              $  0.34         $  0.33          $  0.30        $  0.31         $  0.30
Diluted earnings per share            $  0.32         $  0.31          $  0.30        $  0.29         $  0.28
Dividends per share                   $0.1200         $0.1091          $0.1000        $0.0932         $0.0909



                        Patriot Bank Corp.
                          Quarterly Data
                          (in thousands)

                       Quarter         Quarter         Quarter         Quarter         Quarter         Quarter         Quarter
                        Ended           Ended           Ended           Ended           Ended           Ended           Ended
                       6/30/03         3/31/03         12/31/02        9/30/02         6/30/02         3/31/02         12/31/01
                    --------------  --------------  --------------  --------------  --------------  --------------  --------------
Return on average
  equity                    12.43%          12.50%          11.12%          12.06%          12.82%          12.05%          10.36%
Return on average
  realized equity           13.30%          13.25%          11.58%          12.56%          12.55%          12.02%          10.70%
Return on average
  assets                     0.86%           0.86%           0.75%           0.80%           0.79%           0.74%           0.64%
Net interest margin
  (tax equivalent)           3.50%           3.68%           3.57%           3.50%           3.32%           3.06%           2.80%
Efficiency ratio
  - tax effected            62.05%          59.92%          59.66%          58.14%          57.60%          60.47%          63.20%
Non-interest income
  as % of total
  revenues                  29.37%          25.39%          19.10%          20.67%          19.88%          19.68%          24.95%
Tier I capital (to
  average assets)            7.21%           7.19%           7.36%           7.16%           7.53%           6.86%           6.78%
Common shares
  outstanding           6,672,309       6,749,727       6,700,306       6,801,507       6,970,391       6,962,365       6,951,563
Book value per share       $10.96          $10.83          $10.38          $10.38           $9.80           $9.18           $9.60
Tangible book value
  per share                  8.62            8.49            8.55            8.55            8.00            7.36            7.75
Delinquencies 30 days
  and more              8,604,888      10,216,877       9,845,386       9,200,158       8,278,447       6,989,228       8,372,902
Delinquencies 90 days
  and more (included
  above)                5,742,180       5,247,954       5,347,476       4,439,189       3,707,515       3,768,473       4,552,779
Non-performing loans    4,011,206       4,516,413       6,268,540       5,288,413       5,247,270       5,576,952       4,985,826
Real estate owned and
  other repossessed
  property                474,165         250,184         403,830         618,550         605,957         115,189         348,717
Non-performing assets   4,485,371       4,766,597       6,672,370       5,906,963       5,853,227       5,692,141       5,334,543
Net charge-offs           816,562         763,652         906,357       1,049,909         816,238         579,432         433,717
Total loans           598,038,056     604,414,959     622,530,746     642,318,476     647,063,880     649,543,575     655,790,822
Average loans         588,835,487     606,089,143     624,830,441     634,615,505     639,609,322     643,132,430     647,691,166
Loan loss reserves     (7,341,369)     (7,257,932)     (6,921,584)     (6,627,941)     (6,477,850)     (6,294,088)     (6,198,520)
Total assets        1,005,881,207   1,013,643,437     995,143,116     986,978,962   1,009,907,928   1,005,153,664   1,010,070,242
Non-performing
  assets to total
  assets                     0.45%           0.47%           0.67%           0.60%           0.58%           0.57%           0.53%
Non-performing
  assets to total
  loans and OREO             0.75%           0.79%           1.07%           0.92%           0.90%           0.88%           0.81%
Non-performing
  loans to total
  loans                      0.67%           0.75%           1.01%           0.82%           0.81%           0.86%           0.76%
Delinquencies
 30 days and more
 to  total loans             1.44%           1.69%           1.58%           1.43%           1.28%           1.08%           1.28%
Loan loss reserves
  to total loans             1.23%           1.20%           1.11%           1.03%           1.00%           0.97%           0.95%
Loan loss reserves
  to non-performing
  assets                   163.67%         152.27%         103.74%         112.21%         110.67%         110.58%         116.20%
Net charge-offs to
  average loans              0.55%           0.50%           0.58%           0.66%           0.51%           0.36%           0.28%



                       Patriot Bank Corp.
                 Interest Rate Spread Analysis
                       2nd Quarter, 2003

                                                                     QTD
                                                -------------------------------------------
                                                Average                          Annualized
Assets                                          Balance           Interest          Rate
                                                -------------------------------------------
Cash                                            $  2,273,752      $     4,070         0.36%
Investment securities*                            82,750,733        2,429,860         6.84%
Mortgage-backed securities                       161,627,950        1,623,429         4.02%
                                                ------------      -----------    ----------
   Investment and mortgage-backed securities     344,378,683        4,053,289         5.51%

Mortgage loans                                   119,104,967        2,183,886         7.34%
Consumer loans                                    79,382,986        1,131,691         5.72%
Commercial loans                                 322,266,997        5,505,733         6.77%
Commercial leases*                                75,318,276        1,821,043         9.89%
Allowance for credit losses                       (7,237,738)               -         0.00%
                                                ------------      -----------    ----------
   Total loans                                   588,835,488       10,642,353         7.22%
                                                ------------      -----------    ----------
   Total interest earning assets                 935,487,923       14,699,712         6.58%
                                                ------------      -----------    ----------
Other assets                                      62,626,890                -         0.00%
                                                ------------      -----------    ----------
   Total Assets                                $ 998,114,813      $14,699,712         6.16%
                                               =============      ===========    ==========

Liabilities and Stockholders' Equity

Branch deposits                                $ 543,015,379      $ 2,964,504         2.16%
Wholesale certificates                            39,501,033          273,600         2.78%
                                                ------------      -----------    ----------
   Total deposits                                582,516,412        3,238,104         2.20%

Borrowings                                       338,703,631        4,034,936         4.72%

Advances from borrowers                            2,387,935               35         0.01%
                                                ------------      -----------    ----------

   Total interest bearing liabilities            923,607,978        7,273,075         3.12%

Other liabilities                                  5,116,629                -         0.00%
                                                ------------      -----------    ----------

Total stockholders' equity                        69,390,206                -         0.00%
                                                ------------      -----------    ----------
   Total Liabilities and Stockholders' Equity   $998,114,813      $ 7,273,075         2.89%
                                                ============      ===========    ==========
Interest margin on average interest
  earning assets                                                                      3.50%
                                                                                  =========

* Tax equivalent basis



                            Patriot Bank Corp.
                         Portfolio Compositions
                             June 30, 2003
                             (in thousands)


Investment and Mortgage-Backed Securities         June 30, 2003     December 31, 2002
                                                -----------------   -----------------
Investment securities                             $ 59,320            $ 87,641
FHLB stock                                          15,874              17,949
FHLMC stock & equity securities                    105,685              78,622
                                                  --------            --------
     Total Investment Securities                   180,879             184,212

Mortgage-Backed Securities

Fixed rate mortgage-backed securities              153,342             115,331
Adjustable rate mortgage-backed securities           6,384               9,046
Fixed rate CMOs                                      1,638               7,279
                                                  --------            --------
     Total Mortgage-Backed Securities              161,364             131,656
                                                  --------            --------
     Total Investment and Mortgage-Backed
       Securities                                 $342,243            $315,868
                                                  ========            ========


Loans Receivable                                  June 30, 2003     December 31, 2002
                                                -----------------   -----------------
Commercial portfolio
  Commercial loans                                $321,140            $315,537
  Commercial leases                                 77,418              77,138
Mortgage loan portfolio
  Secured by real estate                            97,318             135,632
  Construction                                      11,902               8,220
Consumer loan portfolio
  Home equity                                       75,618              72,400
  Consumer                                           7,870               7,724
                                                  --------            --------
Total loans and leases receivable                  591,266             616,651
Less deferred loan origination costs                 1,461               1,566
Allowance for credit loss                           (7,341)             (6,922)
                                                  --------            --------
     Total Loans and Leases Receivable, Net       $585,386            $611,295
                                                  ========            ========


Deposits                                          June 30, 2003     December 31, 2002
                                                -----------------   -----------------
NOW                                               $ 35,975            $ 31,505
Money market                                       167,032             143,564
Savings accounts                                    75,552              59,029
Non-interest bearing demand                         60,032              53,471
                                                  --------            --------
     Total demand, transaction, money market
       and savings deposits                        338,591             287,569

Branch certificates of deposit                     227,629             202,019
                                                  --------            --------

     Total branch deposits                         566,220             489,588

Wholesale certificates of deposit                   39,518              29,532
                                                  --------            --------
     Total Deposits                               $605,738            $519,120
                                                  ========            ========

Customer repurchase agreements                      10,998              14,210
                                                  --------            --------
     Total Deposits and Customer
       Repurchase Agreements                      $616,736            $533,330
                                                  ========            ========